AMENDMENT NO. 4

TO

FIRST RESTATED MASTER DISTRIBUTION PLAN
(INVESTOR CLASS SHARES)
     The First Restated Master Distribution Plan (the “Plan”), effective July 1, 2004, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, January 18, 2013 as follows:
     WHEREAS, the Plan is hereby amended to add Invesco Municipal Income Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:
“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(INVESTOR CLASS SHARES)

AIM EQUITY FUNDS
(INVESCO EQUITY FUNDS)
Portfolio — Investor Class Shares
Invesco Diversified Dividend Fund

AIM GROWTH SERIES
(INVESCO GROWTH SERIES)
Portfolio- Investor Class Shares
Invesco Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS
(INVESCO INTERNATIONAL MUTUAL FUNDS)
Portfolio — Investor Class Shares
Invesco European Growth Fund
AIM INVESTMENT SECURITIES FUNDS
(INVESCO INVESTMENT SECURITIES FUNDS)
Portfolio — Investor Class Shares
Invesco Dynamics Fund
Invesco High Yield Fund
Invesco U.S. Government Fund
Invesco Municipal Bond Fund
Invesco Real Estate Fund

AIM SECTOR FUNDS
(INVESCO SECTOR FUNDS)
Portfolio — Investor Class Shares
Invesco Technology Fund

AIM TAX-EXEMPT FUNDS
(INVESCO TAX-EXEMPT FUNDS)
Portfolio — Investor Class Shares
Invesco Municipal Income Fund”
     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.